CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
            --------------------------------------------------------


We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-111941) of DST Systems, Inc. of our report dated November 19, 2004 relating to the financial statements of lock/line, LLC 401(k) Retirement Plan, which appears in this Form 11-K.



/s/ PricewaterhouseCoopers LLP

Kansas City, Missouri
December 6, 2004